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                          CHANGE IN CONTROL AGREEMENT


    AGREEMENT by and between MARSHALL INDUSTRIES, a California corporation, (the "Company") and HENRY W. CHIN (the "Executive"), dated as of this 26th day of August, 1997.

    WHEREAS, the Executive currently serves as Vice President, Finance and Chief Financial Officer of the Company;

    WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility of a change in control of the Company;

    WHEREAS, the Board wishes to diminish the distraction of the Executive by virtue of any pending or threatened change in control and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending change in control; and

    WHEREAS, the Board wishes to provide the Executive with compensation arrangements upon a change in control which satisfy the expectations of the Executive and which are competitive with those of other corporations.


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    NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

    1.   TERM OF AGREEMENT.

         (a) The term of this Agreement shall commence on the date of its execution and shall terminate on September 30, 1998. Subject to Subsection (b), on October 1, 1998, and on each October 1 thereafter, the term of this Agreement shall automatically be extended for one additional year, unless not later than the preceding April 1 both parties shall have agreed in writing not to extend the term of this Agreement.

         (b) If a Change in Control occurs during the original term of this Agreement or any extension thereof under Subsection (a), the term of this Agreement shall be automatically extended for a 24-month period commencing with the Change in Control Date.
              At the end of such 24-month period, this Agreement shall terminate.

         (c) Notwithstanding anything to the contrary in this Section 1, this Agreement shall terminate --

              (1) on the date of the termination of the Executive's employment with the Company for any reason before the Change in Control Date, or


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              (2)  on the Executive's Date of Termination on or after the Change in Control Date if the Executive's employment with the Company is terminated (A) by the Company for Cause or by reason of Disability, (B) by reason of the Executive's death, or (C) by the Executive without Good Reason.

    2. CERTAIN DEFINITIONS. The following words and phrases, when used in this Agreement, shall have the following meanings, unless otherwise clearly required by the context.

         (a)  "AGREEMENT" shall mean this Change in Control Agreement.

         (b)  "BOARD" shall mean the Board of Directors of the Company.

         (c)  "CAUSE" shall mean:

              (1) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or its affiliates (for reasons other than the Executive's Disability), after written notification is delivered to the Executive specifying the manner in which the Chief Executive Officer or the Board believes that the Executive has not substantially performed the Executive's duties, if


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                   the Executive does not cure such failure within 90 days of receiving such written notification; or

              (2) the willful engaging by the Executive in criminal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

              For purposes of this Subsection (c), no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or not done, by the Executive in bad faith or without reasonable belief that the Executive's action or failure to act was in the best interests of the Company. Any act, or failure to act, pursuant to a resolution duly adopted by the Board or upon the instructions of the Chairman of the Board or the Chief Executive Officer or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or not to be done, by the Executive in good faith and in the best interests of the Company. The termination of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution, duly adopted by the affirmative vote of not less than three-fourths of the group consisting of the outside directors of the Company and the Chairman of the Board, at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with his counsel, to be heard before the Board),


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              finding that, in the good faith opinion of the Board, the
              Executive is guilty of the conduct or misconduct described in Paragraph (1) or (2), and specifying the particulars thereof in detail.

         (d)  "CHANGE IN CONTROL" shall mean:

              (1) the acquisition by any individual, entity, or group (within the meaning of Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30 percent or more of either:

                   (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock"), or

                   (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities");

                   provided, however, that any of the preceding events shall not constitute a Change in Control unless the conditions of Paragraph (2) shall also be satisfied within six months of any of the preceding


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                   events; and provided, further, that for purposes of this
                   Paragraph (1), the following acquisitions shall not constitute a Change in Control:

                   (C) any acquisition directly from the Company (including, without limitation, a secondary offering of securities by the Company);

                   (D) any acquisition by the Company (including, without limitation, a repurchase or redemption of Company securities by the Company);

                   (E) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

                   (F) any acquisition by any corporation pursuant to a transaction which complies with Subparagraphs (A),
                        (B), and (C) of Paragraph (3) of this Subsection (d);

              (2) the failure of individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a member of the Board subsequent to the date hereof whose election, or nomination for election by the Company's shareholders,


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                   has been approved by a vote of at least a majority of the
                   members then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of members or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

              (3) approval by the shareholders of the Company of a reorganization, merger, consolidation, or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination --

                   (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 70 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as


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                        the case may be, of the corporation resulting from
                        such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

                   (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and

                   (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of


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                        the initial agreement, or of the action of the Board,
                        providing for such Business Combination; or

              (4) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

         (e) "CHANGE IN CONTROL DATE" shall mean the first date on which a Change in Control occurs. Notwithstanding any provision in this Agreement to the contrary, if a Change in Control occurs and if the Executive's employment with the Company terminates prior to the date on which the Change in Control actually occurs, and if it is reasonably demonstrated by the Executive that such termination --

              (1) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control, or

              (2) otherwise arose in connection with or anticipation of a Change in Control,

              for all purposes of this Agreement the Change in Control Date shall mean the date immediately before the date of such termination of employment.


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         (f)  "CHANGE IN CONTROL PERIOD" shall mean the 24-month period beginning on the Change in Control Date.

         (g) "CODE" shall mean the Internal Revenue Code of 1986, as amended, and all regulatory guidance promulgated thereunder.

         (h)  "COMPANY" shall mean Marshall Industries.

         (i)  "DATE OF TERMINATION" shall mean:

              (1) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of a written notice of termination, or any later date specified therein;

              (2) if the Executive's employment is terminated by the Company other than for Cause or by reason of Disability, the date on which the Company notifies the Executive of such termination; or

              (3) if the Executive's employment is terminated by reason of death or Disability, the date of death or 15 days after the date of determination by the Company (under Subsection (j)) of Disability.


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         (j)  "DISABILITY" shall mean an incapacity, due to physical injury or illness or mental illness, rendering the Executive unable to perform his duties with the Company on a full-time basis for a period of at least six consecutive calendar months. In the case of a dispute between the Executive and the Company, the determination of Disability shall be made by a doctor acceptable to both the Executive and the Company. Nothing in this Agreement shall prevent or limit the Executive from any benefits to which the Executive is, or may become, entitled under any short- or long-term disability program sponsored by the Company or any of its affiliates.

         (k)  "EXECUTIVE" shall mean Henry W. Chin.

         (l)  "GOOD REASON" shall mean:

              (1) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles, and reporting requirements), authority, duties, or responsibilities as of the date of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties, or responsibilities, excluding for this purpose an isolated, insubstantial, or inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;


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              (2)  the Company's requiring the Executive to be based at any office or location more than 30 miles from the Company's corporate headquarters as of the day before the Change in Control Date or the Company's requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to the Change in Control Date;

              (3) any material reduction in the Executive's total annual cash compensation from the Company and its affiliates (including, without limitation, base salary, bonus, and incentive plan payments) without the consent of the Executive;

              (4) any material shift in the composition of the Executive's total annual compensation from the Company and its affiliates, from base salary to bonus or incentive plan payments or from cash to non-cash compensation, without the consent of the Executive;

              (5) any purported termination by the Company of the Executive's employment other than as expressly permitted by this Agreement; or

              (6)  any failure by the Company to comply with and satisfy
                   Section 12(c) of this Agreement.


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    3.   OBLIGATIONS OF THE COMPANY UPON TERMINATION.

         (a) OTHER THAN FOR CAUSE OR DISABILITY. If, during the Change in Control Period, the Company terminates the Executive's employment other than for Cause or Disability, the Company shall be obligated to pay the Executive the salary substitute and the bonus equivalent amounts under Subsections (a) and (b) of Section 4 and to provide the benefits described in Section 5.

         (b) GOOD REASON. If, during the Change in Control Period, the Executive terminates employment with the Company for Good Reason, the Company shall be obligated to pay the Executive the salary substitute and the bonus equivalent amounts under Subsections (a) and (b) of Section 4 and to provide the benefits described in Section 5.

         (c) DEATH. If, during the Change in Control Period, the Executive's employment is terminated by reason of the Executive's death, this Agreement shall terminate without further obligation to the Executive's legal representatives under this Agreement.

         (d) BY THE COMPANY FOR CAUSE OR BECAUSE OF DISABILITY, OR BY THE EXECUTIVE WITHOUT GOOD REASON. If, during the Change in Control Period, the


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              Company terminates the Executive's employment for Cause or because of Disability, or if, during the Change in Control Period, the Executive terminates employment without Good Reason, this Agreement shall terminate without further obligation to the Executive.

    4. COMPENSATION EQUIVALENCIES. The following amounts shall be paid by the Company to the Executive to the extent required under, and in accordance with, the provisions of Sections 3, 7, 8, and 9.

         (a) SALARY SUBSTITUTE. The Executive shall receive a cash payment equal to the product of 24 times the highest monthly base salary paid or payable (including without limitation any base salary which has been earned but deferred under any deferred compensation or retirement plan or arrangement) to the Executive by the Company and its affiliates during the 12-month period immediately preceding the month in which the Executive's employment with the Company terminates.

         (b) BONUS EQUIVALENT. The Executive shall receive a cash payment equal to the product of two times the average of the Executive's annual bonus under the Company's Annual Incentive Plan, and any and all comparable bonuses under any predecessor or successor plans, for each of the last two full fiscal years ending immediately before or on the Change in Control Date.


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         (c)  TIMING OF PAYMENTS.  The amounts determined above shall be payable as soon as practicable after the Executive's Date of Termination, in a single lump-sum cash payment.

    5. BENEFITS. The following benefits shall be provided by the Company for the Executive and (to the extent applicable) his immediate family, to the extent required, and in accordance with, the provisions of Sections 3, 7, 8, and 9.

         (a) For two years after the Executive's Date of Termination, or such longer period as may be provided under the terms of the appropriate plan, program, practice, or policy, the Company shall continue benefits to the Executive and/or the Executive's immediate family at a level at least equal to that which would have been provided for him and/or them in accordance with the plans, programs, practices, and policies described in Subsection (b) if the Executive's employment had not terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliates and their families. Notwithstanding the foregoing, if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, or if the Executive breaches any of the covenants listed in Section 8, the benefits provided under this Subsection (a) shall be immediately terminated.


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         (b)  The benefits described herein shall be all benefits under any welfare benefit plans provided by the Company and its affiliates (including, without limitation, medical, prescription drugs, dental, disability, employee life, group life, accidental death, and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its affiliates, other than severance benefits, to the extent not triggered by the Executive's termination of employment with the Company.

    6. ACCELERATION OF STOCK OPTION VESTING. Upon a Change in Control, the Company shall cause the vesting of any stock options with regard to stock of the Company or its affiliates held by the Executive to be accelerated to the Change in Control Date. The Executive shall be entitled to give notice of exercise of all such options for 30 days after the Change in Control Date or such longer period permitted under the original documents granting such options.

    7.   CONTINGENT LIMITATION ON AMOUNTS.

         (a) Notwithstanding any other provisions of this Agreement or any other agreement, plan, or arrangement (except as provided in the following paragraph of this Subsection (a)), if any payment or benefit received or to be received by the Executive (under the terms of this Agreement, or any other plan, arrangement, or agreement with the Company, or any other plan, arrangement, or agreement with any person whose actions result in a


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              Change in Control or any person affiliated with the Company or any such person) (all such payments and benefits being hereinafter called "Total Payments") would be subject (in whole or in part) to taxes imposed by Code Section 4999, the portion of the Total Payments payable under this Agreement shall be reduced as herein provided.

              The Total Payments payable under this Agreement shall be reduced to the extent necessary so that no portion of the Total
              Payments shall be subject to the parachute excise tax (the "Excise Tax") imposed by Code Section 4999 (after taking into account any reduction in the Total Payments provided by reason of Code Section 280G in any other plan, arrangement, or agreement) but only if the amount determined under Paragraph
              (1) is greater than the amount determined under Paragraph (2).

              (1) The amount determined hereunder shall be the net amount of such Total Payments, as so reduced (and after deduction of the net amount of Federal, state, and local income taxes on such reduced Total Payments computed at the Executive's highest marginal tax rate).

              (2)  The amount determined hereunder shall be the excess of --

                   (A) the net amount of such Total Payments, without reduction (but after deduction of the net amount of Federal, state, and local


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                        income taxes on such Total Payments computed at the
                        Executive's highest marginal tax rate), over

                   (B) the amount of Excise Tax to which the Executive would be subject in respect of such Total Payments.

              Any reduction of the Total Payments shall be made under one of the two alternative methods described in Subsection (b). For purposes of this Section 7 and the calculations hereunder, Total Payments shall not include any amounts considered a "parachute payment" under Code Section 280G in the opinion of Arthur Andersen LLP (or suitable experts selected by the Board).

         (b) If the Total Payments all become payable at approximately the same time,

              (1) the payments under Section 4(b) shall first be reduced (if necessary, to zero);

              (2) the payments under Section 4(a) shall next be reduced (if necessary, to zero);

              (3) the other portions of the Total Payments shall next be reduced (if necessary, to zero); and


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              (4)  the acceleration of vesting of awards under stock options shall be reduced as necessary.

              If the Total Payments do not become due and payable at approximately the same time, the respective Total Payments shall be paid in full in the order in which they become payable until any portion thereof would not be deductible, and such portion (and any subsequent portions) of the Total Payments shall be reduced to zero. In such case, the Company shall make every reasonable effort to make such payments in the order that results in the most favorable tax treatment and financial results for the Executive.

         (c) For purposes of determining whether and the extent to which the Total Payments would be subject to the Excise Tax,

              (1) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have effectively waived in writing prior to the date of termination shall be taken into account;

              (2) no portion of the Total Payments shall be taken into account which in the opinion of Arthur Andersen LLP (or suitable experts selected by the Board) does not constitute a "parachute payment" within the


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                   meaning of Code Section 280G(b)(2), including by reason of
                   Code Section 280G(b)(4)(A);

              (3) in calculating the Excise Tax, the payments shall be reduced only to the extent necessary so that the Total Payments in their entirety constitute reasonable compensation for services actually rendered within the meaning of Code
                   Section 280G(b)(4) or are otherwise not subject to disallowance as deductions because of Code Section 280G, in the opinion of Arthur Andersen LLP (or suitable experts selected by the Board); and

              (4) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by Arthur Andersen LLP (or suitable experts selected by the Board) in accordance with the principles of Code Section 280G(d)(3) and (4).

         The Company shall provide the Executive with the calculation of the foregoing amounts and any supporting materials as are reasonably necessary for the Executive to evaluate the calculations. All calculations hereunder shall be performed by Arthur Andersen LLP (or suitable experts selected by the Board).


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    8.   RESTRICTIVE COVENANTS.

         (a) The Executive shall devote his full time, attention, and energies to the business of the Company. The Executive shall not, during the term of this Agreement, be engaged in any other activity which interferes with the performance of his duties.

         (b) During the term of this Agreement and the two-year period beginning on the Executive's Date of Termination, the Executive shall not engage directly or indirectly, either as an owner, principal, shareholder, agent, proprietor, director, officer, employee, or adviser of (inclusive of the direct or indirect holdings of his spouse, child, or parent), or participate in the ownership, management, operation, or control of, or have any other significant financial interest in, any of the following businesses, their affiliates, or any part thereof, or any successors or assigns (in whole or in part) thereto:

              (1)  Arrow Electronics, Inc.;

              (2)  Avnet, Inc.;

              (3)  Bell Industries, Inc.;

              (4)  Wyle Electronics; or

              (5)  Pioneer-Standard Electronics, Inc.


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         (c)  As part of the consideration for this Agreement, the Executive shall not, at any time during the term of this Agreement or thereafter, divulge to another person trade secrets or confidential information of the Company and its affiliates including, but not limited to, the Company's unique business methods, processes, operating techniques, and "know-how" (all of which have been developed by the Company or its affiliates through substantial effort and investment), profit and loss results, market and supplier strategies, customer identity and needs, information pertaining to employee effectiveness and compensation, inventory strategy, product costs, gross margins, or any other information relating to the affairs of the Company and its affiliates that he may acquire during his employment with the Company.

         (d) The Executive shall not, at any time during the term of this Agreement or the two-year period beginning on the Executive's Date of Termination, solicit or induce any of the employees of the Company or its affiliates to terminate their employment with their employer.

    9.   REMEDIES.

         (a) The Executive agrees that the provisions of Section 8 are necessary for the protection of the Company and that any breach thereof will cause the Company irreparable damage for which there is no adequate remedy at


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              law.  The Executive consents to the issuance of an injunction in favor of the Company as a matter of right, enjoining the breach of any of the aforesaid covenants by any court of competent jurisdiction.

         (b)  Upon a breach by the Executive of any of the covenants listed in
              Section 8, the Company's obligation to make any payments or provide any benefits under Section 3 which have not yet been paid or provided, or to allow the Executive to exercise any options the vesting of which were accelerated under Section 6 but which remain unexercised, shall cease and this Agreement shall cease without further obligations to the Executive.

         (c)  Upon a breach by the Executive of any of the covenants listed in
              Section 8, to the extent the Company shall have paid any of the compensation equivalencies described in Section 4, the Executive shall pay to the Company, within 15 days of receipt of written demand by the Company, the difference between the amounts determined under Paragraphs (1) and (2).

              (1) The amount determined under this Paragraph shall be 100 percent of the amount the Executive received as a cash payment under Sections 3 and 4.


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              (2)  The amount determined under this Paragraph shall be the product of 100 percent of the amount the Executive received as a cash payment under Sections 3 and 4, and a fraction. The numerator of this fraction shall be 730 less the number of days that have elapsed from the Executive's Date of Termination through the first date of the breach by the Executive of one or more of the covenants listed in Section 8. The denominator of the fraction shall be 730.

         (d) This Section 9 shall survive the termination of this Agreement. The remedies described herein, including the Company's right to an injunction, shall be cumulative and in addition to whatever other remedies the Company may have under this Agreement or otherwise.

    10. RIGHTS NOT EXCLUSIVE. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy, or practice provided by the Company or any of its affiliates for which the Executive may otherwise qualify. Subject to
         Section 14(f), nothing herein shall limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliates. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice, or program of, or any contract or agreement with, the Company or any of its affiliates at or subsequent to the Date of Termination shall be payable


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         in accordance with such plan, policy, practice, program, contract, or agreement except as explicitly modified by this Agreement.

    11. FULL SETTLEMENT; LEGAL FEES. The Company's obligation to make any payments required under this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense, or other claim, right, or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable or benefits provided to the Executive under any of the provisions of this Agreement; and, except as specifically provided in Sections 5, 7, 8, and 9, such amounts or benefits shall not be reduced whether or not the Executive obtains other employment.

    12.  SUCCESSORS.

         (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive, other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives. Notwithstanding the foregoing, the rights transferable, assignable, or enforceable pursuant to this Subsection shall only relate to benefits accrued and actually payable to the Executive before his death. The


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              provisions of this Subsection shall not be deemed to create any additional rights or benefits.

         (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

         (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

    13. ARBITRATION. Except for the Company's right to seek equitable relief as provided herein, any controversy arising out of or relating to this Agreement, or any written modification or extension thereof, including any claim for damages, whether based on contract, tort, or any theory of law, shall be settled by arbitration. Such arbitration shall take place in Los Angeles, California, in accordance with the commercial rules then applicable of the American Arbitration Association. The arbitrator or arbitrators sitting in any such controversy shall


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

         have no power to alter or modify any express provisions of this Agreement or any written instrument modifying or extending this Agreement, or to render any award which by its terms effects any such alteration or modification. The parties consent to the jurisdiction of the Superior Court of the State of California and of the U.S. District Court for the Central District of California for all purposes in connection with arbitration, including the entry of judgment on any award. The parties consent that any process or notice of motion or other application to any of said courts, and any paper in connection with arbitration, may be served by certified mail return receipt requested or by personal service or in such other manner as may be permissible under the rules of the applicable court or arbitration tribunal, provided a reasonable time for appearance is allowed. The parties further agree that arbitration proceedings shall be instituted within one year after the claimed breach shall have occurred, and that any failure to institute arbitration proceedings within such period shall constitute an absolute bar to the institution of any administrative, court, or arbitration proceedings and a waiver of all claims. The Company shall pay all of the Executive's reasonable legal expenses and other reasonable costs in presenting the matter and all reasonable costs of the arbitrator.

    14.  MISCELLANEOUS.

         (a) This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of


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

              laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified other than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

         (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:



              If to the Executive:    Henry W. Chin
                                      Vice President and Chief Financial Officer
                                      Marshall Industries
                                      9320 Telstar Avenue
                                      El Monte, CA  91731

              If to the Company:      Robert Rodin
                                      President and Chief Executive Officer
                                      Marshall Industries
                                      9320 Telstar Avenue
                                      El Monte, CA  91731

              or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.


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

         (a) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (b) The Company may withhold from any amounts payable under this Agreement such Federal, state, local, and foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         (c) The Executive's or the Company's failure to insist upon compliance with any provision of this Agreement or the failure to assert any right that the Executive or the Company may have hereunder, including without limitation the right of the Executive to terminate employment for Good Reason and the right of the Company to any remedy under Section 9, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

         (d) The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company is "at will." Prior to the Change in Control Date, the Executive's employment may be terminated by either the Executive or the Company at any time, in which case the Executive shall have no further rights under this Agreement. From and after the Change in Control Date, this Agreement


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

              shall supersede any other agreement between the parties with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from the Board, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.



                                        /s/ HENRY W. CHIN
                                        ----------------------------------------
                                        HENRY W. CHIN



                                        MARSHALL INDUSTRIES



                                        By /s/ ROBERT RODIN
                                           -------------------------------------
                                           ROBERT RODIN
                                           President and Chief Executive Officer


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